UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2005

Reynolds American Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-32258	20-0546644

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

401 North Main Street, Winston-Salem, North Carolina	27102-2990

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	336-741-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2005, Reynolds American Inc., referred to as RAI, its wholly owned subsidiary, R.J. Reynolds Tobacco Holdings, Inc., referred to as RJR, and various lending institutions entered into a First Amendment to Credit Agreement, referred to as the Amendment, which amended the Third Amended and Restated Credit Agreement, dated as of July 30, 2004, between the parties, referred to as the Credit Agreement. The principal modifications to the Credit Agreement made pursuant to the Amendment include the following:

•  The Amendment permits the disposition (by way of charitable donation) of certain real property owned by R. J. Reynolds Tobacco Company, a wholly owned subsidiary of RJR.

•  The Amendment extends the date from June 30, 2005, to September 30, 2005, before which RAI may repurchase shares of RAI’s common stock to maintain the ownership of Brown & Williamson Holdings, Inc., referred to as B&W, in Reynolds American at or above 42% as required by the terms of the Governance Agreement dated as of July 30, 2004, as amended, between RAI, B&W and British American Tobacco p.l.c.

•  The definitions of “Maturity Date” and “Facility Maturity Date” in the Credit Agreement have been modified to clarify when RJR’s 7 3/4% Notes due May 15, 2006, referred to as the Notes, shall be treated as having been “refinanced in full.” If the Notes are so “refinanced in full” prior to February 13, 2006, the “Maturity Date” and “Facility Maturity Date” will be extended to January 30, 2007.

A copy of the Amendment is attached as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit.

10.1      First Amendment to Credit Agreement, amending the Third Amended and Restated Credit Agreement, dated as of July 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reynolds American Inc.

April 26, 2005	By:	/s/ Charles A. Blixt

Name: Charles A. Blixt Title: Executive Vice President, General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, amending the Third Amended and Restated Credit Agreement, dated as of July 30, 2004.